Exhibit 10.1

Deed of Amendment to Second Amended and Restated
 Limited Partnership Agreement

of

KKR Fund Holdings L.P.

1 January 2020

This Deed of Amendment (this "Deed") is made on 1 January 2020 (the "Effective Date")

Between:

(1)
KKR Fund Holdings GP Limited, an exempted company registered in the Cayman Islands whose registered office is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the "First General Partner");

(2)	KKR Group Holdings Corp., a Delaware corporation (the "Second General Partner" and together with the First General Partner, the "General Partners");

(3)	KKR & Co. LLC, a Delaware limited liability company ("KKR & Co. LLC");

(4)
KKR Intermediate Partnership L.P., an exempted limited partnership registered in the Cayman Islands whose registered office is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands ("KKR Intermediate"); and

(5)	KKR Holdings L.P., an exempted limited partnership registered in the Cayman Islands whose registered office is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands ("KKR Holdings").

Whereas:

(A)
The General Partners are the general partners of KKR Fund Holdings L.P., a Cayman Islands exempted limited partnership (the "Partnership") constituted under the Exempted Limited Partnership Law (2018 Revision) (the "ELP Law") and pursuant to a Second Amended and Restated Limited Partnership Agreement dated 1 October 2009, between the General Partners, KKR Intermediate Partnership L.P. and KKR & Co. L.P., as retiring general partner (as amended and/or amended and restated from time to time) (the "Original Agreement").

(B)	In connection with Project Stallion 2, the applicable Partners wish, pursuant to this Deed, to amend (i) the number of Units on issue and (ii) the Original Agreement as set out in Clause 2 below.

It is agreed as follows:

1	Interpretation

In this Deed capitalised words and expressions used but not defined shall have the meanings ascribed to them in the Original Agreement, unless the context otherwise requires.

2	Reverse Split of Class A Units

2.1
With effect as at 12:02 a.m. on the date of this Deed, each of the General Partners, KKR & Co. LLC and KKR Intermediate agree that the Partnership shall effect a 5:4 reverse split of its Class A Units.

3	Amendments

3.1
With effect as at 12:04 a.m. on the date of this Deed, each of the General Partners, KKR Intermediate and KKR Holdings agree that Section 2.02 of the Original Agreement is hereby amended and restated in its entirety as follows:

SECTION 2.02.          Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, KKR Group Partnership L.P.

3.2
The execution of this Deed by the First General Partner constitutes its retirement as a general partner of the Partnership with the consent of the Partners as at 12:04 a.m. on the Effective Date (the "Effective Time"). As at the Effective Time, the First General Partner hereby assigns its full right, title and interest in and to all of the assets of the Partnership, present or future, to the Second General Partner with the intent that all and any property and assets, from time to time held on trust as assets of the Partnership by the First General Partner, including, but not restricted to, the proceeds of issue of Partnership interests, shall be transferred to the Second General Partner and the First General Partner is discharged and released from any and all of its obligations arising pursuant to the Original Agreement to the fullest extent permitted by law.  As at the Effective Time, the First General Partner hereby agrees to deliver to the Second General Partner any documents, records or other information in the actual possession or knowledge of the First General Partner, as may be reasonably required by the Second General Partner, relating to the Partnership or to any services provided by the First General Partner to the Partnership. Any capital contribution of the First General Partner will be returned to it at the Effective Time.

4	Severability

If any provision of this Deed is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

5	Agreement

Save as amended by this Deed, the Original Agreement shall continue in full force and effect, and is otherwise unamended.

6	Law and Jurisdiction

6.1
This Deed and any dispute, claim, suit, action or proceeding of whatever nature arising out of or in any way related to it or its formation (including any non-contractual disputes or claims) are governed by, and shall be construed in accordance with, the laws of the Cayman Islands.

6.2
Each of the parties to this Deed irrevocably agrees that the courts of the Cayman Islands shall have non-exclusive jurisdiction to hear and determine any claim, suit, action or proceeding, and to settle any disputes, which may arise out of or are in any way related to or in connection with this Deed, and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

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In witness whereof this Deed has been duly executed and delivered by the undersigned on the date first set out above.

EXECUTED as a DEED by	)

KKR Fund Holdings GP Limited, as general partner and as attorney-in-fact for all of the limited partners	) )
By:	)	/s/ David J. Sorkin
	)	Name: David J. Sorkin
Title: Director

in the presence of:	)	/s/ Christopher Lee
	)	Name: Christopher Lee

EXECUTED as a DEED by	)

KKR Group Holdings Corp., as general partner and as attorney-in-fact for all of the limited partners	) )
By:	)	/s/ David J. Sorkin
	)	Name: David J. Sorkin
Title: General Counsel & Secretary

in the presence of:	)	/s/ Christopher Lee
	)	Name: Christopher Lee

EXECUTED as a DEED by	)

KKR & Co. L.L.C.	)
By:	)	/s/ David J. Sorkin
	)	Name: David J. Sorkin
Title: Vice President

in the presence of:	)	/s/ Christopher Lee
	)	Name: Christopher Lee

EXECUTED as a DEED by	)

KKR Intermediate Partnership L.P. By its general partner, KKR Intermediate Partnership GP Limited,	) ) )
By:	)	/s/ David J. Sorkin
	)	Name: David J. Sorkin
Title: Secretary

in the presence of:	)	/s/ Christopher Lee
	)	Name: Christopher Lee

EXECUTED as a DEED by	)

KKR Holdings L.P. By its general partner, KKR Holdings GP Limited,	) ) )
By:	)	/s/ David J. Sorkin
	)	Name: David J. Sorkin
Title: Secretary

in the presence of:	)	/s/ Christopher Lee
	)	Name: Christopher Lee